Exhibit 10.6

PERSONAL AND CONFIDENTIAL

January 11, 2023

Syla Technologies Co., Ltd.

Ebisu Prime Square Tower 7F, 1-1-39

Hiroo, Shibuya-ku, Tokyo, Japan

Ladies and Gentlemen:

This letter of intent (this “LOI”) will confirm mutual understanding between Getworks co.,ltd. (“Getworks”) and Syla Technologies Co., Ltd. (“Technologies,” collectively together with its Subsidiaries, “Syla Group”) regarding the transactions as set forth herein and the exclusivity of negotiations with Getworks, relating to an acquisition of crypto mining server business of Syla Brain Co., Ltd. (“Brain”) and Syla Co., Ltd. (“Syla”), subsidiaries of Technologies, (Getworks and Technologies are collectively referred to herein as the “Parties” and individually as a “Party,” and the business is referred to herein as the “Business”) by Getworks, as per Appendix A.

1.	Exclusivity. Getworks intends to acquire, direclty or through any of its affiliates, all the Business from Brain and Syla (the “Proposed Transaction”). Technologies hereby agree that, from the date of full exection of this LOI by both Parties and to the 30th day following such execution (the “Exclusivity Period”), Technologies shall not, and shall not cause either of Brain and Syla to, jointly or individually: (i) commence any discussions or negotiations with any person or group of persons (other than Getworks and its affiliates) who has expressed to Brain or Syla an intention to enter into an Alternative Transaction (defined below) or (ii) enter into any Alternative Transaction or any agreement, memorandum of understanding, letter of intent, term sheet or other similar document relating to an Alternative Transaction. For purposes of this LOI, “Alternative Transaction” means an acquisition of whole or a part of the Business or any other transactions conflict with or substantially hinder the closing of the Proposed Transaction, by any person or group of persons (other than Getworks and its affiliates).

2.	Defintive Agremeent. This LOI is intended to express only a mutual, non-binding indication of interest in the Proposed Transaction; and following the execution of this LOI, the Parties shall reasonably cooperate to negotiate and execute the defintive agreement related to the Proposed Transaction, having the terms and conditions as set forth in Appendix A (the “Definitive Agreement”). No agreement providing for any Proposed Transaction or any other transaction or the participation by either Party in a transaction will exist unless and until the Definitive Agreement has been agreed and executed by the Parties and, unless and until the Definitive Agreement has been executed and delivered, neither of the Parties shall have any legal obligation to any other Party of any kind with respect to the Proposed Transaction, whether because of this LOI or any other written or oral expression regarding the Proposed Transaction or otherwise, except for the provisions of this sentence and of Section 3 through Section 11 of this LOI (the “Binding Provisions”), each of which the Parties agree are the binding and enforceable agreements of the Parties.

3.	Confidentiality. During the term of this LOI and for a period of two years immediately thereafter, no Party (as to Technologies, including Brain and Syla in this Section 3) shall disclose or divulge to any third party, nor use for any purpose other than purposes relating to the performance of this LOI, without the other Party’s prior written consent, (i) the existence and contents of this LOI and Proposed Transaction, (ii) any and all details of any discussions between the Parties with respect to any transaction contemplated herein and the status thereof or (iii) any information or documents disclosed directly or indirectly by the other Party in connection with this LOI (collectively, “Confidential Information”), which information shall be kept strictly confidential, except that (A) each of the Parties shall be allowed to reveal Confidential Information to its Representatives (as defined below) who need to know such Confidential Information for the purpose of evaluating, negotiating, advising upon or implementing the Proposed Transaction so long as such Representatives are informed of its confidential nature and agree to comply with the confidentiality requirement provided in this Section 3., and (B) Syla shall be allowed to reveal Confidential Information to the U.S. Securities and Exchange Commission and any of its staff members in relation to the upcoming public offering and listing (“IPO”) of American Depositary Shares of Technologies (“ADSs”) (including attachment of this LOI to the registration statement to be filed via EDGAR if required by the Securities and Exchange Commission), the Nasdaq Stock Markets, LLC, and the Financial Industry Regulatory Authority, Inc., and Boustead Securities LLC, the underwriter of the ADSs in relation to the IPO; provided, however, that Confidential Information shall not include any of the information described in (a) through (d) below:

(a)	Information that is already publicly known when this LOI is executed, information that is already publicly known when it is received by the receiving Party, and information that becomes publicly known after the date hereof without any fault of the Party in possession of such information;

(b)	Information that is already in the receiving Party’s possession when it is received;

(c)	Information legally and separately obtained by a Party from a duly authorized third party that is not bound by a confidentiality agreement or other obligation of secrecy to the disclosing Party; and

(d)	Information independently developed by a Party without any use of the Confidential Information.

Notwithstanding the foregoing, each Party may disclose Confidential Information in order to comply with a governmental order or request, an order of a court of competent jurisdiction or applicable laws or regulations; provided that such Party, to the extent possible, shall notify and consult with, in advance of any such disclosure, the other Party on the proposed form and contents of such disclosure.

If any Party decides that it does not wish to proceed with the Proposed Transaction, it shall promptly advise the other Party of that decision. In that case, or in the event that any Party, in its sole discretion, so requests, then each Party shall, promptly in accordance with the other Party’s instructions, either deliver to the other Party or destroy (provided that such destruction shall be certified in writing to the other Party by a duly authorized officer of the destroying Party and, as applicable, by such officers of the Representatives of the destroying Party), all written Confidential Information disclosed by the other Party (including all copies or reproductions thereof in whatever form or medium, including electronic copies) that is in the possession of the receiving Party or its Representatives.

For the purpose of this LOI, “Representatives” means, with respect to a Party, (x) its Affiliates and (y) the directors, officers, employees, professional advisors (including financial advisors, attorneys, and accountants) of such Party or its Affiliates. For the purpose of this LOI, “Affiliate” means, with respect to a Party, any other person (whether a natural person or an entity, and in the case of an entity, whether a corporation or a partnership) that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Party. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect the majority of the directors or the members of a similar governing body of a person, and the terms “controlled” and “controlling” have correlative meanings.

4.	Public Announcement. The Parties shall coordinate and agree upon the text of their respective initial public announcements to be made after the execution of this LOI, taking into account the requirements of all applicable laws and regulations.

5.	Duration. This LOI shall be effective as of the date hereof and shall remain in full force and effect until the earliest to occur of: (i) the Parties and Syla and Brain (the exact parties are to be consulted and determined) jointly entering into the Definitive Agreement with respect to Proposed Transactions; (ii) the expiration of the Exclusivity Period; or (iii) the decision by the Parties to cancel this process. Upon any expiration or termination of this LOI, this LOI shall be null and void and of no further force or effect, other than the Binding Provisions shall remain in effect in accordance with their terms.

6.	Costs and Expenses. Each Party shall bear its costs and expenses incurred in connection with the preparation, execution, and performance of this LOI, including all fees and expenses of agents, representatives and advisors.

7.	Governing Law. This LOI and all disputes arising out of or in connection with this LOI shall be governed by, interpreted under, and construed in accordance with the laws of Japan.

8.	Dispute Resolution. The Tokyo District Court shall have exclusive jurisdiction as the court of first instance to adjudicate any disputes in connection with this LOI.

9.	Amendment. This LOI may only be amended or varied in writing signed by the Parties.

10.	Assignment. Neither this LOI nor any rights and obligations hereunder may be assigned or delegated directly or indirectly by any Party without the prior written consent of the other Party.

11.	Counterparts. This LOI may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

[Signatures appear on following page]

If the foregoing terms and conditions are acceptable to you, please so indicate by countersigning electromagnetically an electronic file of this letter and sharing it with us; the electromagnetically signed file is the original of this letter and a printed document of this letter is its mere copy.

If executed in the form of paper document, please so indicate by signing both of the enclosed copies of this letter where indicated and returning one to the undersigned.

Very truly yours,

Getworks co.,ltd.

By:	/s/ Jun Amano
Name:	Jun Amano
Title:	Representative Director

signature page to the letter of intent

Agreed and accepted

Syla Technologies Co., Ltd.

By:	/s/ Hiroyuki Sugimoto
Name:	Hiroyuki Sugimoto
Title:	Representative Director and CEO

signature page to the letter of intent

Appendix A

Purchaser/Sellers	Purchaser: Getworks co., ltd. (“Getworks”) Sellers: Syla Brain Co., Ltd. (“Brain”) and Syla Co., Ltd. (“Syla”), and other companies holding a part of the Business to be transferred (if any)

Business to be Transferred	All of the crypto mining server business within Syla Group (“Business”) including mining machine inventory (finished products, work-in-process, and parts, and software for mining (if any)) and fixed assets, know-how and other intellectual properties (if any) related to manufacturing and sales, sales rights to existing customers, and maintenance and management contracts including litigation support arising from the Business and all receivables and payables.

Target Closing Date	January 31, 2023

Valuation	The price shall be determined with reference to the valuation calculated by Discounted Cash Flow method, based on the 2023 business plan of the Business.

Acquisition Agreement(s)	The structure of the transaction will be determined through consultation between Getworks and Syla Group.

Representations and Warranties	The Definitive Agreement will contain no representations and warranties other than fundamental representations regarding Getworks and Syla Group.

Key Pre-Closing Covenants	Getworks and Syla shall negotiate in good faith the terms and conditions of the business relationship after the closing (including but not limited to, termination of the existing server maintenance agreement between Getworks and Brain/Syla, a lease agreement for the storage of the Mining Machine after the transfer and the use of the container.

Key Post-Closing Covenants	Syla Group will agree to a non-compete, non-solicit and confidentiality covenants.

Governing Law	Japanese law

Dispute Resolutions	Tokyo District Court

Governing Language	English